                                                   Registration No.333-
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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                        -------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                        -------------------------------

                               THE IT GROUP, INC.
             (Exact Name of Registrant as Specified in Its Charter)

         Delaware                                2790 Mosside Boulevard                           33-0001212
(State or Other Jurisdiction of                Monroeville, PA 15146-2792                       (I.R.S. Employer
Incorporation or Organization)                                                                 Identification No.)
                                         (Address of Principal Executive Offices
                                                  Including Zip Code)

                        -------------------------------

                           2000 STOCK INCENTIVE PLAN
                           1996 STOCK INCENTIVE PLAN
                  STOCK OPTION INCENTIVE COMPENSATION PROGRAM
                        IT CORPORATION RESTORATION PLAN
                   LONG-TERM MANAGEMENT COMPENSATION PROGRAM
                           (Full Title of the Plans)

                        -------------------------------

      James G. Kirk                                                   Copies to:
      The IT Group, Inc.                                       Ronald O. Mueller, Esq.
    2790 Mosside Boulevard                                   Gibson, Dunn & Crutcher LLP
  Monroeville, PA 15146-2792                                1050 Connecticut Avenue, N.W.
                                                               Washington, D.C.  20036
                                                                   (202) 955-8500

                    (Name and Address of Agent For Service)

                        -------------------------------

                                 (412) 372-7701
         (Telephone Number, Including Area Code, of Agent For Service)

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                        CALCULATION OF REGISTRATION FEE

      Title of Securities          Amount to be    Proposed Maximum   Proposed Maximum       Amount of
       to be Registered          Registered/(1)/    Offering Price        Aggregate       Registration Fee
                                                    Per Share/(2)/   Offering Price/(2)/
----------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01    4,762,230 shares           $4.58          $21,811,013        $5,452.76
 per share
----------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416, there is also being registered such additional Common Stock that may become available under the foregoing plans in connection with certain changes in the number of outstanding shares of Common Stock because of events such as recapitalizations, stock dividends, stock splits and reverse stock splits, and any other securities with respect to which the outstanding Shares are converted or exchanged.
(2) Estimated solely for the purpose of calculating the registration fee. The registration fee has been calculated in accordance with Rule 457(h) under the Securities Act of 1933 based upon the average high and low prices for the Common Stock on February 2, 2001, which was $4.58.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information requested in Part I of this Registration Statement is included in the prospectus for the Employee Stock Purchase Plan, which the Registrant has excluded from this Registration Statement in accordance with the instructions to Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

          The following documents previously filed with the Securities and Exchange Commission ("Commission") are hereby incorporated by reference into this Registration Statement:

     1. The IT Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.

     2. The IT Group, Inc.'s Quarterly Report on Form 10-Q for the quarter ended September 29, 2000.

     3.   The IT Group, Inc.'s Current Report on Form 8-K dated
          January 10, 2001.

     4. The description of the Company's Common Stock set forth in the Company's Registration Statement on Form 8-A (File No. 000-09037) filed with the Commission on September 1, 1992, together with any amendment or report filed with the Commission for the purpose of updating such description.

          All reports and other documents that the Registrant subsequently files with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment indicating that the Registrant has sold all of the securities offered under this Registration Statement or that deregisters the distribution of all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement from the date that the Registrant files such report or document. Any statement contained in this Registration Statement or any report or document incorporated into this Registration Statement by reference, however, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in a subsequently dated report or document that is also considered part of this Registration Statement, or in any amendment to this Registration Statement, is inconsistent with such prior statement. The Registrant's file number with the Commission is 000-09037.

Item 4.  Description of Securities.

          Inapplicable.

Item 5.    Interests of Named Experts and Counsel.

           Inapplicable.

Item 6.    Indemnification of Directors and Officers.


          The General Corporation Law of the State of Delaware, the state of our incorporation, and our Bylaws provide for indemnification of directors and officers. Section 145 of the Delaware General Corporation Law provides generally that a person sued as a director, officer, employee or agent of a corporation may be indemnified by the corporation for reasonable expenses, including attorneys' fees, if, in cases other than actions brought by or in the right of the corporation, he or she has acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and in the case of a criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. Section 145 provides that no indemnification for any claim or matter may be made, in the case of an action brought by or in the right of the corporation, if the person has been adjudged to be liable, unless the Court of Chancery or other court determines that indemnity is fair and reasonable despite the adjudication of liability. Indemnification is mandatory in the case of a director, officer, employee or agent who has been successful on the merits, or otherwise, in defense of a suit against him or her. The determination of whether a director, officer, employee or agent should be indemnified must be made by a majority of disinterested directors, independent legal counsel or the stockholders.

          Our directors and officers are covered under policies of directors' and officers' liability insurance. All directors, officers serving as Senior Vice President or in a higher position and specified other officers are parties to indemnity agreements. These indemnity agreements provide indemnification for the directors and covered officers in the event the directors' and officers' liability insurance does not cover a particular claim for indemnification or if such a claim or claims exceed the limits of such coverage. The indemnity agreements generally are intended to provide indemnification for any amounts a director or covered officer is legally obligated to pay because of claims arising out of the director's or officer's service to us.

          Additionally, our Certificate of Incorporation provides that our directors are not to be liable to us or our stockholders for monetary damages for breach of fiduciary duty to the fullest extent permitted by law. This provision is intended to allow our directors the benefit of the Delaware General Corporation Law which provides that directors of Delaware corporations may be relieved of monetary liabilities for breach of their fiduciary duty of care, except under certain circumstances, including breach of the director's duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law or any transaction from which the director derived an improper personal benefit.


Item 7.  Exemption from Registration Claimed.
          Inapplicable.

Item 8.  Exhibits.


     Exhibit No.        Description
---------------------  -------------------------------------------------------------------
                  5.1  Opinion of Gibson, Dunn & Crutcher, LLP
                 23.1  Consent of Gibson, Dunn & Crutcher, LLP (contained in Exhibit 5.1)
                 23.2  Consent of Ernst & Young LLP, independent auditors
                 24.1  Power of Attorney (included on the signature page of this
                       Registration Statement)

Item 9.    Undertakings.

(1)  The undersigned Registrant hereby undertakes:
     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monroeville, State of Pennsylvania, on this 9th day
of February   ,  2001.
                       THE IT GROUP, INC.

                       By: /s/ ANTHONY J. DELUCA
                           ___________________________________
                       Name:  Anthony J. DeLuca
                       Title:  Chief Executive Officer


                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each of the directors and/or officers of the Registrant whose signature appears below hereby appoints Anthony J. DeLuca, James G. Kirk, and James M. Redwine and each of them severally as his attorney-in-fact to sign his name and on his behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission any and all amendments, including post-effective amendments to this Registration Statement as appropriate, and generally to do all such things in their behalf in their capacities as officers and directors to enable Registrant to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.


Name and Signature                                    Title                         Date
-----------------------------        ----------------------------       -------------------------

/s/ DANIEL A. D'ANIELLO
-----------------------------        Chairman of the Board of             February 9,  2001
Daniel A. D'Aniello                  Directors

/s/ ANTHONY J. DELUCA
-----------------------------        Director, Chief Executive            February 9,  2001
Anthony J. DeLuca                    Officer and President


-----------------------------        Director                                __________,  2001
Philip B. Dolan

-----------------------------        Director                              __________,  2001
E. Martin Gibson

/s/ FRANCIS J. HARVEY, PH.D.
-----------------------------        Director                              February 9,  2001
Francis J. Harvey, Ph.D.

/s/ JAMES C. McGILL
-----------------------------        Director                              February 9,  2001
James C. McGill

/s/ RICHARD W. POGUE
-----------------------------        Director                               February 9,  2001
Richard W. Pogue

/s/ ROBERT F. PUGLIESE
-----------------------------        Director                               February 9,  2001
Robert F. Pugliese

/s/ CHARLES H. SCHMIDT
-----------------------------        Director                               February 9,  2001
Charles W. Schmidt

-----------------------------        Director                               __________,  2001
James David Watkins


                                 EXHIBIT INDEX

                                                                                    Sequentially
                                                                                    Numbered Page
 Exhibit No.                              Description
-------------  -----------------------------------------------------------------  ------------------
          5.1  Opinion of Gibson, Dunn & Crutcher, LLP                                         ____

         23.1  Consent of Gibson, Dunn & Crutcher, LLP (contained in Exhibit                    N/A
               5.1)

         23.2  Consent of Ernst & Young LLP, independent auditors                              ____

         24.1  Power of Attorney (included on the signature page of this                        N/A
               Registration Statement)



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